                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 27, 2004

                             OXFORD INDUSTRIES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Georgia                    001-04365                 58-0831862
-------------------------------------------------------------------------------
(State of incorporation)   Commission File Number  (IRS employer identification)

    222 Piedmont Avenue NE
      NE Atlanta, Georgia                                       30308
----------------------------------                    --------------------------
(Address of principal executive                               (Zip Code)
           offices)

        Registrant's telephone number, including area code: 404-659-1224

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of business acquired



                          VIEWPOINT INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                 March 31, 2003

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                                      Index

                                                                      Page
                                                                      ----

Independent Auditor's Report                                           F-1

Consolidated Balance Sheets as of March 31, 2003 and 2002              F-2

Consolidated Statements of Income for the Years Ended
    March 31, 2003, 2002 and 2001                                      F-4

Consolidated Statements of Shareholders' Equity (Deficiency)
    for the Years Ended March 31, 2003, 2002 and 2001                  F-6

Consolidated Statements of Cash Flows for the Years Ended
    March 31, 2003, 2002 and 2001                                      F-8

Notes to Consolidated Financial Statements                             F-10

                          INDEPENDENT AUDITOR'S REPORT



To the Shareholders
Viewpoint International, Inc. and Subsidiaries


                We have audited the accompanying consolidated balance sheets of Viewpoint International, Inc. and Subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Viewpoint International, Inc. and Subsidiaries as of March 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.






/s/ Mahoney Cohen & Company, CPA, P.C.
New York, New York
June 25, 2003

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             March 31, 2003 and 2002
                   ($ in thousands, except per share amounts)




                             ASSETS (Notes 7 and 9)



                                                                    2003          2002
                                                                  --------      --------
Current assets:
    Cash and cash equivalents                                     $  4,281      $  2,620
    Cash equivalent - restricted (Note 9)                             --           8,197
    Due from factor (Note 4)                                        47,657        40,464
    Accounts receivable, net of allowance for doubtful
        accounts of approximately $150 in 2003 and
        $45 in 2002                                                  3,321         3,033
    Royalties receivable - Paradise Shoe Company LLC
        (Note 6)                                                       814           722
    Inventories                                                     30,204        24,232
    Prepaid income taxes                                                11         1,820
    Deferred income taxes (Note 12)                                    956           353
    Assets held for sale (Note 13)                                     491           636
    Prepaid expenses and other current assets                        7,196         5,493
                                                                  --------      --------
                Total current assets                                94,931        87,570

Property and equipment, net (Notes 5 and 8)                         25,532        18,386

Other assets:
    Goodwill, net                                                    5,537         5,537
    Deferred financing costs, net                                      643           857
    Royalties receivable - Paradise Shoe Company LLC
        (Note 6)                                                       152           187
    Investment in Paradise Shoe Company LLC (Note 6)                   762           496
    Deferred income taxes (Note 12)                                  3,188         1,855
    Marketable securities (Note 11)                                    854           617
    Security deposits and other assets                                 512           595
                                                                  --------      --------
                Total other assets                                  11,648        10,144
                                                                  --------      --------
                                                                  $132,111      $116,100
                                                                  ========      ========


                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets (Concluded)
                             March 31, 2003 and 2002
                   ($ in thousands, except per share amounts)



                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

                                                                               2003           2002
                                                                             ---------      ---------
Current liabilities:
    Accounts payable (Notes 3 and 14)                                        $  20,765      $  19,155
    Notes and bankers acceptances payable (Note 7)                              21,208         23,262
    Long-term debt - current portion (Note 8)                                    7,591          7,500
    Income taxes payable                                                         1,790             38
    Loans payable - shareholders (Notes 9 and 10)                                   59         10,103
    Liabilities held for sale (Note 13)                                            263            343
    Accrued expenses and other current liabilities (Note 9)                     13,608         10,092
                                                                             ---------      ---------
                Total current liabilities                                       65,284         70,493
Long-term debt (Note 8)                                                         14,528         21,875
Deferred rent (Note 14)                                                          1,598          1,086
Deferred compensation (Note 11)                                                    854            617
Subordinated notes payable - shareholders (Note 9)                              26,335         25,448
Commitments and contingencies (Notes 9, 11 and 14)
Shareholders' equity (deficiency):
    Class A Voting Common Stock - $.0001 par value:
        Authorized - 40,000,000 shares
        Issued - 29,325,000 shares                                                   3              3
    Class B Non-Voting Common Stock - $.0001 par value:
        Authorized - 675,000 shares
        Issued - 675,000 shares                                                     --             --
    Class C Voting Common Stock - $.0001 par value:
        Authorized - 6,200,000 shares
        Issued - 5,948,067 shares                                                    1              1
    Additional paid-in capital                                                  29,714         29,714
    Retained earnings                                                           93,995         67,064
                                                                             ---------      ---------
                                                                               123,713         96,782
    Less:  Treasury stock, at cost (Note 10)                                   100,201        100,201
                                                                             ---------      ---------
                Total shareholders' equity (deficiency)                         23,512         (3,419)
                                                                             ---------      ---------
                                                                             $ 132,111      $ 116,100
                                                                             =========      =========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                For the Years Ended March 31, 2003, 2002 and 2001
                   ($ in thousands, except per share amounts)



                                                          2003             2002            2001
                                                        ---------       ---------       ---------
Net sales:
    Wholesale (Note 3)                                  $ 213,413       $ 188,534       $ 188,043
    Retail and restaurant                                 116,094          95,074          64,809
                                                        ---------       ---------       ---------
                Total net sales                           329,507         283,608         252,852
Cost of goods sold (Note 3)                               163,231         137,440         133,724
                                                        ---------       ---------       ---------
Gross profit                                              166,276         146,168         119,128
Licensing income (Note 6)                                   3,938           2,434           1,234
                                                        ---------       ---------       ---------
                                                          170,214         148,602         120,362
Operating expenses:
    Retail and restaurant                                  44,097          40,500          29,634
    Selling and shipping                                   29,610          25,777          21,934
    General and administrative (Note 11)                   46,304          37,036          27,110
    Impairment of property and equipment (Note 5)           1,693             -               -
                                                        ---------       ---------       ---------
                Total operating expenses                  121,704         103,313          78,678
                                                        ---------       ---------       ---------
Operating income                                           48,510          45,289          41,684
Other expense (income):
    Interest expense, net of interest income of
        approximately $67 in 2003, $563 in 2002
        and $524 in 2001 (Note 9)                           6,104           7,510           2,714
    Equity in loss (income) of Paradise Shoe
        Company LLC (Note 6)                                 (267)            291             (80)
    Other income                                             (257)            (14)            (32)
                                                        ---------       ---------       ---------
                Net other expense                           5,580           7,787           2,602
                                                        ---------       ---------       ---------
Income before provision for income taxes and
    discontinued operations                                42,930          37,502          39,082
Provision for income taxes (Note 12)                       15,481          13,339          14,665
                                                        ---------       ---------       ---------
Income from continuing operations                          27,449          24,163          24,417
Discontinued operations, including taxes of $11 in
    2002 (Note 13)                                           (518)           (245)           (393)
                                                        ---------       ---------       ---------
Net income                                              $  26,931       $  23,918       $  24,024
                                                        =========       =========       =========

                             See accompanying notes

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income (Concluded)
                For the Years Ended March 31, 2003, 2002 and 2001
                   ($ in thousands, except per share amounts)




                                                2003                2002                  2001
                                           --------------       --------------       --------------
Basic net income (loss) per share:*
    From continuing operations             $         1.62       $         1.42       $          .87
    From discontinued operations                     (.03)                (.01)                (.01)
                                           --------------       --------------       --------------
                Net income per share       $         1.58       $         1.41       $          .85
                                           ==============       ==============       ==============

Diluted net income (loss) per share:*
    From continuing operations             $         1.61       $         1.41       $          .86
    From discontinued operations                     (.03)                (.01)                (.01)
                                           --------------       --------------       --------------
                Net income per share       $         1.58       $         1.40       $          .85
                                           ==============       ==============       ==============

Weighted-average common shares
    outstanding - basic                        16,994,476           16,994,476           28,218,421
                                           ==============       ==============       ==============

Weighted-average common shares
    outstanding - diluted                      17,096,505           17,096,505           28,232,398
                                           ==============       ==============       ==============


* Per share amounts may not total due to rounding


                             See accompanying notes

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
          Consolidated Statements of Shareholders' Equity (Deficiency)
                For the Years Ended March 31, 2003, 2002 and 2001
                   ($ in thousands, except per share amounts)


                                                                             COMMON STOCK
                                          --------------------------------------------------------------------------------
                                                  CLASS A                       CLASS B                  CLASS C
                                          ---------------------------   ---------------------  ---------------------------
                                             SHARES         AMOUNT         SHARES     AMOUNT      SHARES         AMOUNT
                                          ------------   ------------   ------------  ------   ------------   ------------

Balance, April 1, 2000                      29,325,000   $          3        675,000  $  --              --     $       --

Issuance of 5,948,067 shares of
   Class C Common Stock on
   February 9, 2001 for cash
   (at $5.15 per share), net
   of related fees and expenses of
   approximately $3,320                           --             --             --        --       5,948,067             1

Repurchase of 18,278,591 shares
   of Class A Common Stock on
   February 9, 2001 for cash of
   $79,112 and issuance of
   subordinated notes of $15,000
   (total at $5.15 per share)                     --             --             --       --              --             --

Repurchase of 675,000 shares of
   Class B Common Stock on
   February 9, 2001 for cash
   (at $5.15 per share)                           --             --             --        --             --             --

To allocate proceeds of subordinated
   notes payable to detachable warrants
   to purchase 102,222 shares of
   Class C Common Stock                           --             --             --        --             --             --

Net income                                        --             --             --        --             --             --
                                          ------------   ------------   ------------   -----   ------------   ------------

Balance, March 31, 2001
   (carried forward)                        29,325,000   $          3        675,000   $  --      5,948,067   $          1
                                          ------------   ------------   ------------   -----   ------------   ------------


                                           ADDITIONAL                           TREASURY STOCK
                                             PAID-IN       RETAINED      ---------------------------
                                             CAPITAL        EARNINGS         SHARES        AMOUNT           TOTAL
                                           ------------   ------------   ------------   ------------    ------------

Balance, April 1, 2000                     $    1,885    $    19,122           --     $      --       $     21,010

Issuance of 5,948,067 shares of
   Class C Common Stock on
   February 9, 2001 for cash
   (at $5.15 per share), net
   of related fees and expenses of
   approximately $3,320                        27,304           --             --             --            27,305

Repurchase of 18,278,591 shares
   of Class A Common Stock on
   February 9, 2001 for cash of
   $79,112 and issuance of
   subordinated notes of $15,000
   (total at $5.15 per share)                      --           --       18,278,591        (94,112)        (94,112)

Repurchase of 675,000 shares of
   Class B Common Stock on
   February 9, 2001 for cash
   (at $5.15 per share)                            --           --          675,000         (3,475)         (3,475)

To allocate proceeds of subordinated
   notes payable to detachable warrants
   to purchase 102,222 shares of
   Class C Common Stock                           525           --             --             --               525

Net income                                         --         24,024           --             --            24,024
                                           ----------   ------------   ------------   ------------    ------------

Balance, March 31, 2001
   (carried forward)                       $   29,714   $     43,146     18,953,591   $    (97,587)   $    (24,723)
                                           ----------   ------------   ------------   ------------    ------------

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
    Consolidated Statements of Shareholders' Equity (Deficiency) (Concluded)
                For the Years Ended March 31, 2003, 2002 and 2001
                   ($ in thousands, except per share amounts)

                                                               COMMON STOCK
                              -------------------------------------------------------------------------
                                      CLASS A                   CLASS B                CLASS C            ADDITIONAL
                               -----------------------   --------------------   -----------------------     PAID-IN     RETAINED
                                 SHARES       AMOUNT       SHARES     AMOUNT      SHARES       AMOUNT      CAPITAL      EARNINGS
                               ----------   ----------   ----------   -------   ----------   ----------   ----------   ----------
Balance, March 31, 2001
   (brought forward)           29,325,000   $        3      675,000   $  --      5,948,067   $        1   $   29,714   $   43,146

Adjustment to treasury stock
   purchase price (Note 10)          --           --           --        --           --           --           --           --

Net income                           --           --           --        --           --           --           --         23,918
                               ----------   ----------   ----------   -------   ----------   ----------   ----------   ----------

Balance, March 31, 2002        29,325,000            3      675,000      --      5,948,067            1       29,714       67,064

Net income                           --           --           --        --           --           --           --         26,931
                               ----------   ----------   ----------   -------   ----------   ----------   ----------   ----------

Balance, March 31, 2003        29,325,000   $        3      675,000   $  --      5,948,067   $        1   $   29,714   $   93,995
                               ==========   ==========   ==========   =======   ==========   ==========   ==========   ==========


                                    TREASURY STOCK
                                ----------------------
                                  SHARES        AMOUNT        TOTAL
                                ----------   ----------    ----------
Balance, March 31, 2001
   (brought forward)            18,953,591   $  (97,587)   $  (24,723)

Adjustment to treasury stock
   purchase price (Note 10)           --         (2,614)       (2,614)

Net income                            --           --          23,918
                                ----------   ----------    ----------

Balance, March 31, 2002         18,953,591     (100,201)       (3,419)

Net income                            --           --          26,931
                                ----------   ----------    ----------

Balance, March 31, 2003         18,953,591   $ (100,201)   $   23,512
                                ==========   ==========    ==========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                For the Years Ended March 31, 2003, 2002 and 2001
                   ($ in thousands, except per share amounts)



                                                                                       2003         2002          2001
                                                                                     --------     ---------     ---------
Cash flows from operating activities:
    Net income                                                                       $ 26,931      $ 23,918      $ 24,024
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Provision for doubtful accounts                                                   105           (14)           59
        Depreciation and amortization                                                   4,508         3,841         2,739
        Impairment of property and equipment                                            1,693            --            --
        Interest amortization of discount on notes
           payable and deferred financing costs                                           317           329            36
        Accrued interest on subordinated notes
           payable - shareholders                                                         785           761            97
        Deferred income taxes                                                          (1,936)          764        (2,557)
        Deferred rent                                                                     512           456           378
        Equity in loss (income) of Paradise Shoe
           Company LLC                                                                   (267)          291           (80)
        Losses (gains) on marketable securities                                           224           (14)           --
        Minority interests in net income (loss) of
           subsidiary                                                                     (75)          (87)          512
        Gain on purchase of minority interest                                             (37)           --            --
        Change in assets and liabilities:
           Due from factor                                                             (7,117)       (2,078)       (5,089)
           Accounts receivable                                                           (392)        3,934        (6,963)
           Royalties receivable - Paradise Shoe
              Company LLC                                                                 (57)         (325)         (210)
           Inventories                                                                 (5,841)       (2,293)       (5,157)
           Due from vendor                                                                 --            --         8,338
           Prepaid income taxes                                                         1,809        (1,835)           --
           Prepaid expenses and other current assets                                   (1,785)          722        (5,186)
           Marketable securities                                                         (460)         (603)           --
           Security deposits and other assets                                              83          (272)          (45)
           Accounts payable                                                             1,694         3,175         4,277
           Income taxes payable                                                         1,752       (11,154)        3,459
           Accrued expenses and other current liabilities                               3,513          (261)        4,510
           Deferred compensation                                                          237           617            --
                                                                                     --------      --------      --------
                Net cash provided by operating activities                              26,196        19,872        23,142
                                                                                     --------      --------      --------
Cash flows from investing activities:
    Purchases of property and equipment                                               (13,036)       (6,118)       (9,517)
    Investment in Paradise Shoe Company LLC                                                --          (250)           --
    Purchase of minority interest                                                         (31)           --        (7,449)
                                                                                     --------      --------      --------
                Cash used in investing activities                                     (13,067)       (6,368)      (16,966)
                                                                                     --------      --------      --------
Totals carried forward                                                               $ 13,129      $ 13,504      $  6,176
                                                                                     --------      --------      --------

                             See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Concluded) For the Years Ended March 31, 2003, 2002 and 2001
                   ($ in thousands, except per share amounts)



                                                            2003          2002          2001
                                                          --------      --------      ---------
Totals brought forward                                    $ 13,129      $ 13,504      $  6,176
Cash flows from financing activities:
    Purchase of restricted cash equivalent                      --            --       (15,000)
    Proceeds from restricted cash equivalent                 8,197         6,917            --
    Payment of deferred financing costs                         --            --        (1,107)
    Decrease in cash overdraft                                  --          (560)       (2,079)
    Proceeds from (repayments of) notes and
        acceptances payable, net                            (2,054)       (6,664)        8,120
    Proceeds from long-term debt                                --            --        37,500
    Repayments of long-term debt                            (7,566)       (7,580)       (1,894)
    Repayment of loan payable - member                          --            --          (175)
    Proceeds from (repayments of) loans payable
        - shareholders, net                                (10,045)       (9,090)       12,648
    Proceeds from subordinated notes payable
        - shareholders                                          --            --        10,000
    Issuance of common stock                                    --            --        27,305
    Purchase of treasury stock                                  --            --       (82,587)
                                                          --------      --------      --------
                Net cash used in financing activities      (11,468)      (16,977)       (7,269)
                                                          --------      --------      --------
Net increase (decrease) in cash and cash equivalents         1,661        (3,473)       (1,093)
Cash and cash equivalents, beginning of year                 2,620         6,093         7,186
                                                          --------      --------      --------
Cash and cash equivalents, end of year                    $  4,281      $  2,620      $  6,093
                                                          ========      ========      ========

Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:
    Interest                                              $  5,931      $  6,282      $  2,434
    Income taxes                                          $ 13,877      $ 25,557      $ 13,983

Supplemental Schedule of Non-Cash Investing and Financing Activities

In 2003, the Company incurred long-term debt of $310 in connection with the acquisition of capitalized equipment.

In 2002, in connection with an adjustment to the purchase price of treasury stock (see Note 10), the Company issued loans payable to shareholders totalling $2,614.

In 2001, in connection with the purchase of treasury stock, the Company issued subordinated notes payable to several shareholders totalling $15,000.



                             See accompanying notes

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)


Note 1 -     Nature of Business

         Viewpoint International, Inc. (the "Company") is an importer of men's and women's sportswear sold primarily to retail stores in the United States. Its wholly-owned subsidiaries, Tommy Bahama R&R Holdings, Inc. and Tommy Bahama R&R Holdings II, Inc. (collectively "Tommy Bahama Retail"), operate, through their wholly-owned subsidiaries, retail restaurants and clothing stores that sell products by and promote the "Tommy Bahama" brand name in the United States. Its majority-owned subsidiary, Paradise Neckwear Co. LLC ("Neckwear") is a manufacturer of men's neckwear sold primarily to retail stores in the United States (see Note 13).

             Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company, Tommy Bahama R&R Holdings, Inc. and its thirty-five wholly-owned subsidiaries and Neckwear (hereinafter referred to collectively as the "Companies"). All significant intercompany transactions and balances have been eliminated in consolidation. Effective March 31, 2002, Tommy Bahama R&R Holdings II, Inc. was merged with and into Tommy Bahama R&R Holdings, Inc.

Note 2 - Summary of Significant Accounting Policies

         Cash and Cash Equivalents

         The Companies consider cash on hand, deposits in banks and short-term investments, with maturities of three months or less when purchased, as cash and cash equivalents.

         Inventories

         Substantially all inventories are finished goods and are stated at the lower of cost (first-in, first-out method) or market. At March 31, 2003 and 2002, inventory in-transit was approximately $3,476 and $3,207, respectively.

         Property and Equipment

             Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by both the straight-line and accelerated methods over the assets' estimated lives ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease terms or the assets' useful lives. Upon sale or retirement of equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)


Note 2 -     Summary of Significant Accounting Policies (Continued)

             Goodwill

             Goodwill represents the aggregate excess of the acquired cost of the minority interest in two retail stores over the fair value of their net assets on the date of acquisition. Commencing April 1, 2001, with the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill is no longer amortized and the Company is required to complete a test for impairment of goodwill annually.

             The following table is provided to disclose what net income would have been had SFAS 142 been adopted in prior periods:



                                                                                    Year Ended March 31,
                                                                        -----------------------------------------
                                                                           2003            2002           2001
                                                                         ----------      ---------     ----------
        Reported net income                                              $   26,931     $   23,918     $   24,024
        Add back:  Goodwill amortization                                         --             --            205
                                                                         ----------     ----------     ----------
        Adjusted net income                                              $   26,931     $   23,918     $   24,229
                                                                         ==========     ==========     ==========
        Basic net income per share, as reported                          $     1.58     $     1.41     $      .85
                                                                         ==========     ==========     ==========
        Diluted net income per share, as reported                        $     1.58     $     1.40     $      .85
                                                                         ==========     ==========     ==========
        Basic net income per share, adjusted                             $     1.58     $     1.41     $      .86
                                                                         ==========     ==========     ==========
        Diluted net income per share, adjusted                           $     1.58     $     1.40     $      .86
                                                                         ==========     ==========     ==========

             Deferred Financing Costs

         Costs incurred in the issuance of the subordinated notes payable - shareholders, principally professional fees, are amortized by the straight-line method over the term of the notes (see Note 9). The following schedule details the Company's deferred financing costs, which are included in the accompanying consolidated balance sheets at March 31:

                                                                                      2003                 2002
                                                                                 -----------            ---------
             Deferred financing costs                                            $     1,107            $    1,107
             Less:  Accumulated amortization                                             464                   250
                                                                                 -----------            ----------
             Net carrying amount                                                 $       643            $      857
                                                                                 ===========            ==========

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 2 -     Summary of Significant Accounting Policies (Continued)

             Deferred Financing Costs (Continued)

             Amortization expense for the years ended March 31, 2003, 2002 and 2001 was approximately $214, $214 and $36, respectively, and is included in interest expense in the accompanying consolidated statements of income.

             Subsequent to March 31, 2003, with the termination of the subordinated notes payable - shareholders agreement (see Note 17), the unamortized deferred financing costs were charged to operations.

             Impairment of Long-Lived Assets

             In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the carrying amount of an asset exceeds the asset's fair value, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. At March 31, 2003, management determined that the property and equipment at one of its retail locations was impaired (see Note 5).

             Revenue Recognition

             Net sales from wholesale products are recognized upon transfer of title and risk of ownership to customers. Net sales from retail and restaurant sales are recognized when payment is tendered at the point of sale. Revenue is recorded net of discounts, as well as provisions for estimated returns, allowances and doubtful accounts. Licensing revenue is recognized as earned.

             Income Taxes

             The Company and Tommy Bahama Retail file consolidated income tax returns.

             The wholly-owned subsidiaries of Tommy Bahama Retail are all either limited liability companies or limited partnerships (collectively referred to as the "LLCs"). Limited liability companies and limited partnerships are not tax paying entities at the corporate level. Each member/partner is individually responsible for their share of the Companies' income or loss for income tax reporting purposes. Tommy Bahama Retail includes its respective share of the income and losses of the LLCs in its income tax returns.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 2 -     Summary of Significant Accounting Policies (Continued)

             Shipping and Handling Costs

             The Company includes shipping and handling costs in selling and shipping expense. Shipping and handling costs for the years ended March 31, 2003, 2002 and 2001 amounted to approximately $3,305, $3,619 and $3,237, respectively.

             Advertising Expenses

             Advertising expenses are charged to operations in the period in which they are incurred. Advertising expenses for the years ended March 31, 2003, 2002 and 2001 were approximately $4,465, $2,084 and $2,023, respectively.

             Fair Value of Financial Instruments

             The Company estimates the carrying value of its financial instruments approximates the fair value at the balance sheet date, except for its $25,000 of subordinated notes payable - shareholders (see Note 9). The estimated fair value of these notes is approximately $29,042 and $28,000 at March 31, 2003 and 2002, respectively, based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations. The notes and acceptances payable and long-term debt approximate fair value due to the variable rates of interest being charged.

             Use of Estimates

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

             Net Income Per Share

             In accordance with SFAS No. 128, "Earnings Per Share," basic and diluted income per common share has been computed using the weighted-average number of shares of common stock outstanding during the period. Potentially dilutive securities outstanding at March 31, 2003 and 2002 which convert to common share equivalents consist of common stock warrants to purchase 102,222 shares of the Company's Class C Common Stock.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 2 -     Summary of Significant Accounting Policies (Continued)

             Recent Accounting Pronouncements

             In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" ("SFAS 145"). SFAS 145 rescinds the provisions of SFAS No. 4 that require companies to classify certain gains and losses from debt extinguishment as extraordinary items, eliminates the provisions of SFAS No. 44 regarding the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145, related to the classification of debt extinguishment, are effective for fiscal years beginning after May 15, 2002. Reclassification of the gains and losses related to debt extinguishment are required for all prior periods presented in comparative financial statements. The adoption of SFAS 145 does not have a material impact on the Company's financial position.

             In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), replacing Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred instead of at the date an entity commits to an exit plan. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 has not had a material impact on the Company's financial position.

             In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued and requires that they be recorded at fair value. The initial recognition and measurement provisions of this interpretation are to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. There is no material impact on the Company's consolidated financial position, results of operations or cash flows based upon this interpretation. The Company has no guarantees as defined by FIN 45.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 2 -     Summary of Significant Accounting Policies (Continued)

             Recent Accounting Pronouncements (Continued)

             In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123" ("SFAS 148"). This statement amends FASB Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to SFAS 123 regarding disclosure are effective for financial statements for fiscal years ending after December 15, 2002. The adoption of SFAS 148 has not had a material impact on the Company's consolidated financial position, results of operations or cash flows.

             In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements apply to the first fiscal year or interim period ending after March 15, 2004. The Company believes the adoption of FIN 46 will not have a material impact on their financial position, results of operations or cash flows.

             In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 30, 2003, except for provisions that relate to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective dates. The Company does not expect the adoption of this pronouncement to have a material effect on its results of operations or financial position.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 2 -     Summary of Significant Accounting Policies (Continued)

             Recent Accounting Pronouncements (Continued)

             In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 requires that certain financial instruments that, under previous guidance, issuers could account for as equity, be classified as liabilities in statements of financial position. Most of the guidance in SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the adoption of this pronouncement to have a material effect on its results of operations or financial position.

             Reclassifications

             Certain reclassifications have been made to the 2002 and 2001 financial statements to conform to the 2003 presentation.

Note 3 -     Concentrations of Risk

             Cash and Cash Equivalents

             The Companies are subject to a concentration of credit risk with respect to their cash and cash equivalents in excess of federally insured amounts.

             Accounts Receivable

             The concentration of credit risk in the Company's accounts receivable is mitigated by the sale of a substantial portion of its accounts receivable to a commercial factor. The remaining accounts receivable are subject to the Company's credit evaluation process, reasonably short collection terms and the geographical dispersion of revenue. Credit losses have been within management's expectations.

             Major Customers

             During the year ended March 31, 2003, two customers accounted for approximately 14% and 13% of the Company's sales. During the year ended March 31, 2002, two customers accounted for approximately 13% and 10% of the Company's sales. During the year ended March 31, 2001, one customer accounted for approximately 13% of the Company's sales.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 3 - Concentrations of Risk (Continued)

         Major Suppliers

         During the years ended March 31, 2003, 2002 and 2001, 45%, 42% and 48%, respectively, of purchases were from two suppliers. At March 31, 2003 and 2002, the amounts due to these suppliers were approximately $4,845 and $4,932, respectively, and are included in accounts payable. Management believes that other suppliers could provide the materials on comparable terms.

Note 4 - Due from Factor

         The Company sells a substantial portion of its trade receivables to a commercial factor, without recourse, up to maximum credit limits established by the factor for each individual account. Receivables sold in excess of these limitations are subject to recourse in the event of non-payment by the customer. At March 31, 2003 and 2002, receivables subject to recourse were approximately $12,798 and $8,081, respectively. Under a tri-party agreement with the bank (see Note 7), all factor proceeds are assigned to the bank.

Note 5 - Property and Equipment

         At March 31, property and equipment consists of:

                                                     2003            2002
                                                    -------        -------

         Office machinery and equipment             $   981        $   771
         Furniture and fixtures                       7,314          6,743
         Computer equipment                           3,301          2,110
         Computer software                            5,113            654
         Leasehold improvements                      20,627         16,470
         Kitchen equipment                            1,503          1,547
         Vehicles                                        42           --
         Construction in progress                        76             67
                                                    -------        -------
                                                     38,957         28,362
         Equipment held under capital lease             310           --
                                                    -------        -------
                                                     39,267         28,362
         Less:  Accumulated depreciation and
            amortization                             13,735          9,976
                                                    -------        -------
                                                    $25,532        $18,386
                                                    =======        =======

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 5 - Property and Equipment (Continued)

         Impairment of Assets Held and Used

         In accordance with SFAS 144, the property and equipment at one of Tommy Bahama Retail's locations was deemed to be impaired because of negative cash flows and continued losses. The Company recorded an impairment loss of approximately $1,693 for the year ended March 31, 2003 to write down the assets in full based upon a present value method.

Note 6 - Investment in Paradise Shoe Company LLC

         The Company has a 50% interest in Paradise Shoe Company LLC ("Paradise") which is accounted for under the equity method. Under this method, the Company's investment is adjusted for its proportionate share of Paradise's undistributed earnings or losses. The Company also has a royalty agreement with Paradise based on a percentage of net sales. Royalties had been payable 50% at the end of each quarter with the balance due eighteen months later. Effective January 1, 2003, all royalties are due at the end of each quarter. During the years ended March 31, 2003, 2002 and 2001, the Company charged Paradise royalties of approximately $651, $519 and $549, respectively.

Note 7 - Notes and Bankers Acceptances Payable

         The Company has a financing agreement providing for a term loan (see
Note 8) and a revolving line of credit. The agreement is renewable on an annual basis through March 31, 2006 provided that on each renewal date the Company is in compliance with the terms of the agreement. The revolving line of credit is subject to the following sublimits:

                                                                  June-        November-
                                                                 October          May
                                                                 -------       ---------
         Maximum amount available under the revolving
            line of credit                                       $40,000        $52,500
         Maximum amount of bankers acceptances                   $35,000        $45,000
         Maximum amount of cash advances                         $15,000        $20,000

         Borrowings are based on eligible factored accounts receivable and inventory, as defined, and bear interest at the 4-month LIBOR rate plus 2.75%, which on a weighted-average annual basis amounted to 4.03% and 4.4% as of and for the year ended March 31, 2003, respectively. The agreement includes various covenants, as defined. The Company has pledged substantially all of its assets as collateral and the debt is guaranteed by Tommy Bahama Retail and its wholly-owned subsidiaries.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 7 - Notes and Bankers Acceptances Payable (Continued)

         Subsequent to March 31, 2003, all balances were paid in full and the agreement was terminated (see Note 17).

Note 8 - Long-Term Debt

         At March 31, long-term debt consists of:

                                                                                    2003                 2002
                                                                                  ---------            --------
         Term loan payable (see Note 7) in monthly installments of $625 through February 2006; plus interest at the 3-month LIBOR rate
           plus 3% (4.36% at March 31, 2003) (A)                                  $  21,875            $ 29,375

         Capital lease obligations payable in monthly installments ranging from approximately $1 to $4, including interest ranging from 5.9%
           to 12.4% and maturing on various dates through October 2007;
           secured by specific equipment with a carrying value of
           approximately $248
                                                                                        279                   -
                                                                                  ---------            --------
                                                                                     22,154              29,375
         Less:  Amount representing interest                                             35                   -
                                                                                  ---------            --------
                                                                                     22,119              29,375
         Less:  Current portion                                                       7,591               7,500
                                                                                  ---------            --------

                                                                                  $  14,528            $ 21,875
                                                                                  =========            ========

         (A) Subsequent to March 31, 2003, all balances were paid in full and the agreement was terminated (see Note 17).

         At March 31, 2003, maturities of capital lease obligations are as follows:

         Year Ending
           March 31,
         -----------
             2004                              $  91
             2005                                 98
             2006                                 31
             2007                                 16
             2008                                  8
                                               -----
                                               $ 244
                                               =====

                VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                  ($ in thousands, except per share amounts)

Note 9 - Related Party Transactions

         Loans Payable - Shareholders

         During the year ended March 31, 2001, the Company borrowed $15,000 from four shareholders to purchase a certificate of deposit, which was pledged as collateral on the Company's credit facility. The deposit was in an automatically renewed 7-day certificate of deposit. The shareholders were entitled to interest earned and, accordingly, interest expense charged to operations for the years ended March 31, 2003, 2002 and 2001 was approximately $5, $378 and $114, respectively. In June 2001, the Company repaid three of the shareholders $7,170 plus accrued interest of approximately $126. In April 2002, the Company repaid the remaining shareholder $7,830 plus accrued interest of approximately $372. At March 31, 2002, loans payable - shareholders includes approximately $367 of accrued interest.

         Additionally, included in loans payable - shareholders at March 31, 2002 was approximately $515 of accrued interest remaining on a loan payable to a shareholder. The loan bore interest at the rate of 6% per annum and was due on demand. Interest expense charged to operations for the years ended March 31, 2002 and 2001 was approximately $50 and $148, respectively. The interest was repaid in full in June 2002.

         Subordinated Notes Payable - Shareholders

         At March 31, 2003 and 2002, the Company has notes payable to several shareholders, which bear interest at 16% (effective rate of 17.05%), are due on March 31, 2006 and are subordinated to the Company's credit facility. Interest is payable quarterly at the rate of 13% and the remaining 3% accrues and is paid upon maturity. Interest expense charged to operations for the years ended March 31, 2003, 2002 and 2001 in connection with these notes was approximately $4,287, $4,176 and $515, respectively. Included in accrued expenses and other current liabilities at March 31, 2003 and 2002 is approximately $849 and $824, respectively, of accrued interest. The notes include various covenants and restrictions, as defined. The Company has pledged substantially all of its assets as collateral and the debt is guaranteed by Tommy Bahama Retail and its wholly-owned subsidiaries.

         At March 31, subordinated notes payable - shareholders is comprised of the following:

                                            2003             2002
                                          --------         --------

         Face value                       $ 25,000         $ 25,000
         Unamortized discount                 (307)            (410)
         Accrued interest                    1,642              858
                                          --------         --------
                                          $ 26,335         $ 25,448
                                          ========         ========

                VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                  ($ in thousands, except per share amounts)

Note 9 - Related Party Transactions (Continued)

         Subordinated Notes Payable - Shareholders (Continued)

         Subsequent to March 31, 2003, all balances were paid in full and the agreements were terminated (see Note 17).

         Employment Contracts

         The Company has entered into employment contracts with three shareholders and a key employee expiring in 2006 that provide for minimum annual salaries and incentives based on the Company's attainment of specified levels of sales and earnings. The future minimum salaries are as follows:

         Year Ending
           March 31,
         -----------
              2004                             $ 2,520
              2005                               2,520
              2006                               2,100
                                               -------
                                               $ 7,140
                                               =======

         Salaries and incentives to shareholders charged to operations for the years ended March 31, 2003, 2002 and 2001 amounted to approximately $3,370, $3,178 and $3,811, respectively.

         Subsequent to March 31, 2003, these agreements were terminated (see
Note 17).

         Consulting Contract

         The Company has entered into a consulting contract with a director expiring in 2006. Future minimum payments are as follows:

         Year Ending
           March 31,

              2004                             $   893
              2005                                 893
              2006                                 744
                                               -------
                                               $ 2,530
                                               =======

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 9 - Related Party Transactions (Continued)

         Consulting Contract (Continued)

         Consulting fees to the related party charged to operations for the years ended March 31, 2003 and 2002 amounted to approximately $1,372 and $1,349, respectively.

         Subsequent to March 31, 2003, this agreement was terminated (see Note
17).

         Management Contract

         The Company has entered into a management contract with a shareholder calling for an advisory fee in annual payments of $300. The fee will be reduced to $200 per annum at such time as the shareholder and all of its affiliates collectively own less than 50% of the shares of the Company's Class C Common Stock.

         Advisory fees to the shareholder charged to operations for the years ended March 31, 2003, 2002 and 2001 amounted to approximately $300, $300 and $50, respectively.

         Subsequent to March 31, 2003, this agreement was terminated (see Note
17).

Note 10 - Shareholders' Equity

         Common Stock

         On February 7, 2001, the Company amended and restated its Articles of Incorporation creating an additional class of Common Stock (Class C) and authorizing additional shares of Class A and B. Each existing share was converted into 20,000 shares of the same class. Accordingly, the accompanying consolidated financial statements give effect to the conversion for all periods presented.

         Conversion Rights

         Each Class B share is convertible into one share of Class A at the option of the holder immediately prior to a public offering. If the offering does not occur, the conversion option is voided.

         Each Class C share is convertible into one share of Class A at the option of the holder at anytime. The convertible number of shares will be adjusted for any stock dividends, distributions, splits or mergers, as defined.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 10 - Shareholders' Equity (Continued)

         Liquidation Preference

         In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of Class C Common Stock are entitled to the greater of (a) the amount they would receive after conversion of all shares to Class A Common Stock or (b) an amount equal to a compounded annual rate of return of 14.5% of the original purchase price of each share from the date of issuance ($5.15 per share) as adjusted for stock splits, dividends, combinations and the like, reduced by the aggregate amounts of dividends or other distributions paid to them from the original issue date through liquidation date.

         Treasury Stock

         At March 31, 2003 and 2002, treasury stock consisted of the following:

                                                      Shares        Amount
                                                    -----------    --------

         Class A voting common stock                 18,278,591    $ 96,726
         Class B non-voting common stock                675,000       3,475
                                                    -----------    --------

                                                     18,953,591    $100,201
                                                    ===========    ========

         In November 2001, the Company adjusted the purchase price of various shares purchased on February 9, 2001 by approximately $2,614. At March 31, 2003 and 2002, approximately $59 and $1,392, respectively, of this amount was unpaid and is included in loans payable - shareholders on the accompanying consolidated balance sheets.

         Warrants

         At March 31, 2003, there are outstanding warrants to purchase 102,222 shares of Class C Common Stock at $.01 per share. The warrants are exercisable anytime after August 9, 2002 and expire on February 9, 2008.

         Subsequent to March 31, 2003, the warrants were exercised (see Note
17).

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 11 - Employee Benefit Plans

         401(k) Plan

         The Company has a 401(k) plan for all eligible employees. Matching contributions to the plan are at the discretion of the Company. For the years ended March 31, 2003, 2002 and 2001, employer contributions to the plan were approximately $604, $321 and $258, respectively. Note 11 - Employee Benefit Plans (Continued)

         Deferred Compensation Plan

         During the year ended March 31, 2002, the Company began a non-qualified, deferred compensation plan (the "Plan") for all eligible highly compensated employees, as defined. Participants may contribute up to 100% of their annual compensation, as defined. Participants are immediately vested in their contributions plus actual earnings thereon. Employer contributions are based on a discretionary matching contribution. Participants become 100% vested in employer contributions after five years of service. For the year ended March 31, 2003, employer contributions to the Plan were approximately $33. There were no employer contributions during the year ended March 31, 2002.

         The assets of the Plan have been invested, as directed by employees, in marketable securities consisting primarily of mutual funds, and have been classified as trading securities, which are recorded at fair value on the consolidated balance sheets with the change in fair value during the period included in earnings. Included in general and administrative expenses on the accompanying consolidated statements of income for the years ended March 31, 2003 and 2002 is approximately ($228) and $13, respectively, of gains (losses) on these securities.

Note 12 - Income Taxes

         The provision for income taxes for the years ended March 31, 2003, 2002 and 2001 consists of:

                                   2003             2002           2001
                                 --------         -------        --------
         Federal:
            Current              $ 15,115         $11,743        $ 16,355
            Deferred               (1,783)            704          (1,872)
                                 --------         -------        --------
                                   13,332          12,447          14,483
                                 --------         -------        --------
         State and local:
            Current                 2,302             832             867
            Deferred                 (153)             60            (685)
                                 --------         -------        --------
                                    2,149             892             182
                                 --------         -------        --------
                                 $ 15,481         $13,339        $ 14,665
                                 ========         =======        ========

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 12 - Income Taxes (Continued)

         Reconciliations of the United States federal statutory income tax rates and the Company's effective tax rates are summarized as follows:

                                                                    Year Ended March 31,
                                                           --------------------------------------
                                                            2003            2002            2001
                                                           ------          ------          ------
         Statutory rate                                      35.0%           35.0%           35.0%
         State income taxes - net of federal
            income tax benefit                                3.4             1.6              .3
         Non-deductible expenses and other, net              (1.9)            (.7)            2.1
                                                           ------          ------          ------
         Effective rate                                      36.5%           35.9%           37.4%
                                                           ======          ======          ======

         Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Significant components of the deferred income tax assets as of March 31, 2003 and 2002 are as follows:

                                                             2003           2002
                                                           -------        -------
         Current portion:
            Inventory uniform capitalization               $   191        $   164
            Charitable contribution                            722           --
            Accrued compensation                                38            194
            Other                                                5             (5)
                                                           -------        -------
                                                               956            353
                                                           -------        -------
         Long-term portion:
            Depreciation and amortization                    1,759          1,197
            Impairment of property and equipment               643           --
            Deferred rent obligation                           607            413
            Deferred compensation                              179            245
                                                           -------        -------
                                                             3,188          1,855
                                                           -------        -------
                                                           $ 4,144        $ 2,208
                                                           =======        =======

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 13 - Discontinued Operations

         The Company signed an agreement on March 31, 2003 to sell its 75.5% membership interest in Neckwear, effective April 1, 2003, for one dollar. In accordance with SFAS 144, all the operations of Neckwear have been reported separately as discontinued operations in the consolidated statement of income and the assets and liabilities of Neckwear have been classified as held for sale on the consolidated balance sheet. Assets are reported at the lower of the carrying amount or fair value less costs to sell. Neckwear was included in the Company's wholesale segment (see Note 15).

         Included in discontinued operations are approximately $1,002, $1,345 and $1,613 of net sales for the years ended March 31, 2003, 2002 and 2001, respectively.

         Assets and liabilities held for sale at March 31, consist of the following:

                                                                      2003          2002
                                                                     ------        ------
         Assets:
            Due from factor                                          $   65        $  141
            Inventories                                                 307           438
            Other                                                       119            57
                                                                     ------        ------
                 Total assets                                        $  491        $  636
                                                                     ======        ======

         Liabilities:
            Accounts payable                                         $  259        $  200
            Minority interest in subsidiary                            --             137
            Accrued expenses and other current liabilities                4             6
                                                                     ------        ------
                 Total liabilities                                   $  263        $  343
                                                                     ======        ======

Note 14 - Commitments and Contingencies

         Operating Leases

         The Companies lease office, showroom, store space and equipment under operating leases expiring in various years through 2019. The rental payments under store facility leases are based upon a minimum rental plus a percentage of the stores' sales in excess of stipulated amounts. Only the minimum rental portions are included in future commitments.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 14 - Commitments and Contingencies (Continued)

         Operating Leases (Continued)

         At March 31, 2003, the aggregate approximate minimum annual rental commitments under non-cancellable leases are as follows:

         Year Ending
           March 31,

             2004                                    $ 11,206
             2005                                      11,481
             2006                                       9,927
             2007                                       9,353
             2008                                       9,341
          Thereafter                                   44,776
                                                     --------
                                                     $ 96,084
                                                     ========

         Rent expense for the years ended March 31, 2003, 2002 and 2001 amounted to approximately $12,761, $9,720 and $6,262, respectively. Rent expense for the years ended March 31, 2003, 2002 and 2001 includes straight-line adjustments in accordance with Statement of Financial Accounting Standards No. 13 of approximately $512, $456 and $378, respectively. As of March 31, 2003 and 2002, obligations of approximately $1,598 and $1,086, respectively, representing future payments are reflected in the accompanying consolidated balance sheets.

         Letters of Credit

         At March 31, 2003, the Company had approximately $8,564 of outstanding letters of credit under its credit facility. In addition, the Company has recorded approximately $813 of outstanding letters of credit as in-transit inventory, which is included in accounts payable on the accompanying consolidated balance sheet.

         In addition, the Company has outstanding five standby letters of credit totalling approximately $1,318 as security deposits for three of its leased premises and as collateral on surety bonds used for its insurance plans. The letters of credit will be drawn upon only in the event of non-payment by the Company and mature on various dates through March 2004.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 14 - Commitments and Contingencies (Continued)

         Self Insurance Program

         The Company provides its employees basic and major medical insurance coverage through a limited self-insurance program. Claims processed and paid are reimbursed to a maximum per participant per contract year. Benefits in excess of this limit are covered by stop-loss insurance coverage.

         Litigation

         The Company is a defendant in various lawsuits which arose in the ordinary course of business. Management is vigorously defending the lawsuits and believes the outcomes will not have a material effect on the Company's financial position or results of operations.

Note 15 - Segments

         The Company's business segments are wholesale and retail and restaurant operations. The wholesale operations consist of the importing of men's and women's sportswear sold primarily to retail stores throughout the United States. The retail and restaurant operations consist of retail clothing stores and restaurants that sell products by and promote the "Tommy Bahama" brand name in the United States.

         The accounting policies of the segments are consistent with those described in Note 2. All intercompany revenue and profits or losses are eliminated in consolidation. The Company evaluates each segment based upon earnings before interest and income taxes. Effective April 1, 2002, the Company began allocating corporate overhead expense to each segment based upon each segment's usage of corporate resources. The amount allocated to the retail and restaurant segment for the year ended March 31, 2003 was approximately $6,715.

                                                                  Retail and
                                                   Wholesale      Restaurant     Eliminations         Total
                                                   ---------      ----------     ------------       --------
March 31, 2003:
    Net sales                                      $253,526        $116,094        $(40,113)        $329,507
    Depreciation and amortization                  $  1,434        $  3,074        $   --           $  4,508
    Income before interest and income taxes        $ 44,988        $  3,968        $   (440)        $ 48,516
    Total assets                                   $119,321        $ 72,511        $(59,721)        $132,111
    Purchases of property and equipment            $  6,662        $  6,374        $   --           $ 13,036

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 15 - Segments (Continued)

                                                                  Retail and
                                                   Wholesale      Restaurant     Eliminations         Total
                                                   ---------      ----------     ------------       --------
March 31, 2002:
    Net sales                                      $220,175        $ 95,074        $(31,641)        $283,608
    Depreciation and amortization                  $  1,084        $  2,757        $   --           $  3,841
    Income before interest and income taxes        $ 40,618        $  4,837        $   (688)        $ 44,767
    Total assets                                   $106,183        $ 38,739        $(28,822)        $116,100
    Purchases of property and equipment            $  1,793        $  4,325        $   --           $  6,118

March 31, 2001:
    Net sales                                      $210,960        $ 64,809        $(22,917)        $252,852
    Depreciation and amortization                  $    637        $  2,102        $   --           $  2,739
    Income before interest and income taxes        $ 41,129        $  2,697        $ (2,423)        $ 41,403
    Total assets                                   $113,858        $ 38,836        $(30,240)        $122,454
    Purchases of property and equipment            $  1,215        $  8,302        $   --           $  9,517

Note 16 - Summarized Quarterly Data (Unaudited)

         The following is a summary of the quarterly results of operations for the periods ended March 31, 2003 and 2002:

                                             March 31,          Dec. 31,         Sept. 30,          June 30,
                                                2003              2002              2002              2002             Total
                                             ---------         ---------         ---------         ---------         ---------
Net sales                                    $ 104,913         $  76,291         $  70,161         $  78,142         $ 329,507
Gross profit                                 $  51,914         $  39,192         $  33,901         $  41,269         $ 166,276
Income from continuing operations            $   8,728         $   7,295         $   3,172         $   8,254         $  27,449
Discontinued operations                      $    (163)        $     (47)        $    (195)        $    (113)        $    (518)
Net income                                   $   8,565         $   7,248         $   2,977         $   8,141         $  26,931
Basic net income (loss) per share:*
     From continuing operations              $     .51         $     .43         $     .19         $     .49         $    1.62
     From discontinued operations                 (.01)             --                (.01)             (.01)             (.03)
                                             ---------         ---------         ---------         ---------         ---------
             Net income per share            $     .50         $     .43         $     .18         $     .48         $    1.58
                                             =========         =========         =========         =========         =========
Diluted net income (loss) per share:*
     From continuing operations              $     .51         $     .43         $     .19         $     .48         $    1.61
     From discontinued operations                 (.01)             --                (.01)             (.01)             (.03)
                                             ---------         ---------         ---------         ---------         ---------
             Net income per share            $     .50         $     .42         $     .17         $     .48         $    1.58
                                             =========         =========         =========         =========         =========

* Per share amounts may not total due to rounding.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   ($ in thousands, except per share amounts)

Note 16 - Summarized Quarterly Data (Unaudited) (Continued)

                                             March 31,          Dec. 31,         Sept. 30,          June 30,
                                                2003              2002              2002              2002             Total
                                             ---------         ---------         ---------         ---------         ---------
Net sales                                    $  92,529         $  61,983         $  52,075         $  77,021         $ 283,608
Gross profit                                 $  46,793         $  34,113         $  25,419         $  39,843         $ 146,168
Income (loss) from continuing operations     $  10,557         $   6,040         $    (170)        $   7,736         $  24,163
Discontinued operations                      $     (90)        $     (95)        $     (70)        $      10         $    (245)
Net income (loss)                            $  10,467         $   5,945         $    (240)        $   7,746         $  23,918
Basic net income (loss) per share:*
     From continuing operations              $     .62         $     .36         $    (.01)        $     .46         $    1.42
     From discontinued operations                 (.01)             (.01)             --                --                (.01)
                                             ---------         ---------         ---------         ---------         ---------
             Net income per share            $     .62         $     .35         $    (.01)        $     .46         $    1.41
                                             =========         =========         =========         =========         =========

Diluted net income (loss) per share:*
     From continuing operations              $     .62         $     .35         $    (.01)        $     .45         $    1.41
     From discontinued operations                 (.01)             (.01)             --                --                (.01)
                                             ---------         ---------         ---------         ---------         ---------
             Net income per share            $     .61         $     .35         $    (.01)        $     .45         $    1.40
                                             =========         =========         =========         =========         =========

* Per share amounts may not total due to rounding.

Note 17 - Subsequent Event

         On June 13, 2003, all of the outstanding capital stock of the Company was acquired by Oxford Industries, Inc. ("Oxford") for $240,000 in cash and $10,000 of Oxford common stock. In addition, Oxford entered into an earnout agreement with the selling shareholders whereby they will be entitled to earn up to an additional $75,000, in the aggregate, over the next four years following the closing date of the acquisition, based on the Company's achievement of certain performance targets.

         Simultaneously, with the closing of the acquisition, all outstanding warrants were exercised and the cash proceeds from the sale were used to repay the Company's bank (notes and bankers acceptances payable and long-term debt) and the subordinated notes payable - shareholders. These agreements, along with the Company's employment, consulting and management contracts, have all been terminated.

         (b) Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF EARNINGS

GENERAL

         The unaudited pro forma combined statement of earnings for the year ended May 30, 2003 gives effect to the following events as if each had occurred on June 1, 2002 (with respect to Oxford Industries, Inc.) and April 1, 2002 (with respect to Viewpoint International, Inc.). The unaudited pro forma combined statement of earnings for the six months ended November 28, 2003 gives effect to the following events as if each had occurred on May 31, 2003.

                  - The issuance of $200 million of notes on May 16, 2003;

                  -        The acquisition of Viewpoint on June 13, 2003;

                  - Borrowings under our new senior secured credit facility, as necessary to consummate the pending acquisition of Viewpoint, and repayment of all amounts of our notes payable related to our existing securitization facility; and

                  - The issuance to Viewpoint stockholders of shares of our common stock with a market value of $10.0 million.

         The acquisition of Viewpoint has been accounted for using the purchase method of accounting. We have not yet finalized the purchase price allocation. The purchase price allocation will be finalized upon refinement of certain preliminary estimates.

         On June 13, 2003, we acquired all of the common stock of Viewpoint. The transaction is valued at up to $325 million, consisting of $240 million in cash, $10 million in Oxford common stock (388,200 at issuance, 776,400 adjusted for the 2-for-1 common stock split), and up to $75 million in contingent payments, subject to the achievement by Viewpoint of certain performance targets over the next four years. If the performance targets are met, any payments made will be recorded as additional purchase price and will be allocated to goodwill.

         The unaudited pro forma combined statements of earnings are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future results of operations or results of operations that would have actually occurred had the acquisition of Viewpoint taken place as of the beginning of such periods presented. All share and per share amounts include the effect of a 2-for-1 common stock split in the form of a stock dividend payable on December 1, 2003 as if it were payable at the beginning of each period presented.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

 $ in thousands except per share             Year Ended       Year Ended
 amounts                                    May 30, 2003    March 31, 2003
                                            ------------    --------------    -----------        -----------
                                              Oxford           Viewpoint       Pro Forma          Pro Forma
                                                                              Adjustments          Combined
                                            ------------    --------------    -----------        -----------
NET SALES                                   $   764,602        $329,507        $      --         $ 1,094,109
Cost of goods sold                              604,891         163,231               --             768,122
                                            -----------        --------        ---------         -----------
GROSS PROFIT                                    159,711         166,276               --             325,987
Selling, general and administrative             124,362         120,011           (2,133)(1)         242,240
Amortization of Intangible assets                    --              --            6,632 (2)           6,632
                                            -----------        --------        ---------         -----------
                                                124,362         120,011            4,499             248,872
Royalties and other operating income                 --           4,462               --               4,462
Impairment of property and equipment                 --           1,693               --               1,693
                                            -----------        --------        ---------         -----------
OPERATING INCOME                                 35,349          49,034           (4,499)             79,884
Interest expense, net                             1,935           6,104           16,759 (3)          24,798
                                            -----------        --------        ---------         -----------
EARNINGS BEFORE INCOME TAXES                     33,414          42,930          (21,258)             55,086
Income taxes                                     13,087          15,481           (7,994)(4)          20,574
                                            -----------        --------        ---------         -----------
INCOME FROM CONTINUING OPERATIONS                20,327          27,449          (13,264)             34,512
Discontinued operations                              --             518               --                 518
                                            -----------        --------        ---------         -----------
NET EARNINGS                                $    20,327        $ 26,931        $ (13,264)        $    33,994
                                            ===========        ========        =========         ===========

Pro Forma earnings per share
Basic                                       $      1.35                                          $      2.15
Diluted                                     $      1.34                                          $      2.14

Pro forma shares outstanding
Basic                                        15,034,720                          776,400 (5)      15,811,120
Diluted                                      15,143,290                          776,400 (5)      15,919,690

See accompanying notes to Unaudited Pro Forma Combined Statements of Earnings.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS


$ in thousands except per share                Six Months Ended
amounts                                        November 28, 2003

                                               Oxford        Pro Forma           Pro Forma
                                             As Reported    Adjustments          Combined
                                             -----------    -----------         ----------
NET SALES                                    $  495,988      $ 11,732(1)        $  507,720
Cost of goods sold                              348,265         5,497(1)           353,762
                                             ----------      --------           ----------
GROSS PROFIT                                    147,723         6,235              153,958
Selling, general and administrative             112,861         5,261(1)           118,122
Amortization of Intangibles                       3,355             -                3,355
                                             ----------      --------           ----------
                                                116,216         5,261              121,477
Royalties and other operating income              2,320           203(1)             2,523
                                             ----------      --------           ----------
OPERATING INCOME                                 33,827         1,177               35,004
Interest expense, net                            11,844           236(2)            12,080
                                             ----------      --------           ----------
EARNINGS BEFORE INCOME TAXES                     21,983           941               22,924
Income taxes                                      8,301           358(3)             8,659
                                             ----------      --------           ----------
NET EARNINGS                                 $   13,682       $   583           $   14,265
                                             ==========       =======           ==========


Pro Forma earnings per share
Basic                                        $     0.86                         $     0.90
Diluted                                      $     0.83                         $     0.87

Pro forma shares outstanding
Basic                                        15,994,443        59,723(4)        16,054,166
Diluted                                      16,452,738        59,723(4)        16,512,461

See accompanying notes to Unaudited Pro Forma Combined Statements of Earnings.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF EARNINGS

Year Ended May 30, 2003 Unaudited Pro Forma Combined Statement of Earnings

(1) Reflects the elimination of $2.1 million of accounting and legal charges related to the acquisition.

(2) Reflects the amortization of intangible assets with finite lives recorded in purchase accounting. Such intangible assets will be amortized for the first five years as follows:

$ in thousands
Fiscal Year End                    2004         2005          2006           2007            2008
                                 -------      -------       -------        -------         -------
Amortization                     $ 6,632      $ 5,563       $ 4,167        $ 2,975         $ 2,167

(3) Reflects the adjustment of interest expense to give effect to (i) borrowings under our new senior credit facility, (ii) notes issued of $200.0 million, (iii) amortization of debt issuance costs, (iv) the elimination of Viewpoint's interest expense and (v) the elimination of interest on debt retired in connection with the acquisition and refinancing and the elimination of a bridge financing commitment. Debt issuance costs are amortized on a straight-line method, which approximates an effective interest method over the terms of the related debt facilities.

(4) The tax rate for the pro forma adjustments has been calculated based on our statutory rate of approximately 37.6% during the period presented.

(5) Reflects the impact of the issuance of 776,400 shares of our common stock with a total market value of $10.0 million based on a market price of $12.88 per share. The price per share reflects the average high and low trading prices of our stock for the ten days prior to the acquisition signing date adjusted for the pro forma effect of a 2-for-1 stock split.

Six Months ended November 28, 2003 Unaudited Pro Forma Combined Statement of Earnings

(1) Reflects the addition of the pre-acquisition operating results of Viewpoint International, Inc. from May 31, 2003 to June 13, 2003.

(2) Reflects the adjustment of interest expense to give effect to borrowings under our new senior credit facility and debt issuance cost. Debt issuance costs are amortized on a straight-line method, which approximates an effective interest method over the terms of the related debt facilities.

(3) The tax rate for the pro forma adjustments has been calculated based on our statutory rate of approximately 38.0% during the period presented.

(4) Reflects the impact of the issuance of 776,400 shares of our common stock with a total market value of $10.0 million based on a market price of $12.88 per share. The price per share reflects the average high and low trading prices of our stock for the ten days prior to the acquisition signing date adjusted for the pro forma effect of a 2-for-1 stock split.

          EXHIBIT 23.1  CONSENT OF MAHONEY COHEN & COMPANY, CPA, P.C.

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-3 No.333-110598), in the Registration Statement (Form S-8 No. 33-64097) pertaining to the Oxford Industries, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-59409) pertaining to the Oxford Industries, Inc. 1997 Restricted Stock Plan and in the Registration Statements (Form S-8 No. 333-59411 pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan, of our report dated June 25, 2003, with respect to the consolidated financial statements of Viewpoint International, Inc. and subsidiaries for the three years ended March 31, 2003 appearing in this Current Report on Form 8-K.




/s/ Mahoney Cohen & Company, CPA, P.C.
Mahoney Cohen & Company, CPA, P.C.
New York, New York
January 27, 2004

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            OXFORD INDUSTRIES, INC.




                            By:/s/Ben B. Blount, Jr.
                            ------------------------
                               Ben B. Blount, Jr.
                          Executive Vice President and
                            Chief Financial Officer

                             Date: January 27, 2004